                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


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     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                      JOHN HANCOCK VARIABLE SERIES TRUST I
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     was paid previously. Identify the previous filing by registration statement
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

                             Small Cap Equity Fund

                         a Separate Investment Fund of
                     John Hancock Variable Series Trust I
                                   ("Trust")

                   Notice of Special Meeting of Shareholders

   A Special Meeting of Shareholders of the Small Cap Equity Fund will be held at the offices of John Hancock Life Insurance Company ("John Hancock"),
197 Clarendon Street, Boston Massachusetts (telephone 1-800-732-5543), at 11:30 A.M., on Friday, April 4, 2003, to consider and vote upon the following matters:


    1. Proposals to approve, as to the Small Cap Equity Fund:

       A. a new Sub-Investment Management Agreement among the Trust, John Hancock, and Wellington Management Company, LLP ("Wellington Management"); and

       B. an amendment to the current Investment Management Agreement between the Trust and John Hancock, reflecting an increase in the Fund's investment advisory fee.

    2. Any other business that may properly come before the meeting or any adjournment thereof.


   As an owner of a variable life insurance policy or a variable annuity contract ("owner") participating in the Small Cap Equity Fund as of the close of business on February 10, 2003, you can instruct how shares in the Small Cap Equity Fund attributable to you will be voted at the meeting.

                           MICHELE G. VAN LEER
                           Chairman, Board of Trustees

Boston, Massachusetts
March 5, 2003


    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING STAMPED ENVELOPE. IN ORDER TO AVOID UNNECESSARY DELAY, WE ASK YOUR COOPERATION IN MAILING THE PROXY PROMPTLY. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT

                                    GENERAL

This statement and enclosed form of proxy (voting instructions) are furnished by the management of John Hancock Variable Series Trust I (the "Trust") to request voting instructions for the Special Meeting of shareholders of the Small Cap Equity Fund to be held at the offices of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston, Massachusetts 02117, on Friday, April 4, 2003 at 11:30 A.M. Eastern time or at any adjournment(s) thereof (the "Meeting"). Trust management is seeking voting instructions for all shares of the Small Cap Equity Fund (the "Fund") of the Trust that are attributable to owners of variable life insurance and variable annuity contracts (together, "Contracts").

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR 2001, ITS SEMI-ANNUAL REPORT FOR THE PERIOD ENDED JUNE 30, 2002 AND, WHEN AVAILABLE, THE FUND'S ANNUAL REPORT FOR 2002 TO ANY OWNER UPON REQUEST. SUCH REQUEST MAY BE MADE BY MAIL OR BY TELEPHONE, USING THE ADDRESS OR TOLL-FREE TELEPHONE NUMBER SHOWN ON THE COVER OF THIS PROXY STATEMENT.

                 PROPOSALS 1A and 1B -- SMALL CAP EQUITY FUND

  APPROVAL OF A NEW SUB-INVESTMENT MANAGEMENT AGREEMENT AND AMENDMENT TO THE
         INVESTMENT MANAGEMENT AGREEMENT FOR THE SMALL CAP EQUITY FUND

At its February 5, 2003 meeting, the Trust's Board of Trustees ("Board") unanimously approved, and recommended that owners approve, the retention of Wellington Management to replace the Small Cap Equity Fund's current sub-investment manager. The fee rates payable to Wellington Management by John Hancock will be higher than it pays to the Fund's current sub-investment manager; and the Board also unanimously approved, and recommended that owners approve, a related amendment to the Investment Management Agreement that would increase fee rates payable by the Trust to John Hancock for management of the Small Cap Equity Fund. These proposals are discussed in detail below.

Proposed Amendment to the Sub-Investment Management Agreement

Currently, the sub-investment manager for the Small Cap Equity Fund is Capital Guardian Trust Company ("Capital Guardian") under an agreement with the Trust and John Hancock dated November 1, 2000.

At its meeting on February 5, 2003, the Board, upon John Hancock's recommendation, decided that, as of May 1, 2003, the Fund's sub-investment management relationship with Capital Guardian should be terminated and Wellington Management should be appointed as successor.

The principal reasons for John Hancock's recommendation to replace the current sub-investment manager were (i) to seek improved investment performance for the Fund with a disciplined approach consistent with an investment strategy focused on the common stocks of small U.S. growth companies that are believed to offer above-average potential for growth in revenues and earnings and (ii) to continue to build upon a strategic relationship with Wellington Management. Wellington Management currently manages the Trust's Fundamental Value, Small/Mid Cap Growth, Small Cap Value (with respect to a portion of the Fund's assets), Money Market, and High Yield Bond Funds. This strategic relationship is believed to result in more efficient and effective management and oversight of the Small Cap Equity Fund.

If Wellington Management is retained for this Fund, as proposed, the Fund's investment program will thereafter be more oriented toward "growth" investing and less oriented to "blend" investing (i.e., investing in both "value and "growth" companies). As a general matter, relatively few investment managers use a "blend" approach to small cap equity investing. In keeping with the Fund's modified investment program, therefore, it is planned that, as of May 1, 2003, the Fund's name will be changed to the "Small Cap Emerging Growth Fund."

The Trustees already had considerable familiarity with Wellington Management and its capabilities and operational practices, because Wellington Management already has been serving as sub-investment manager to five other Funds of the Trust.

Among the factors that the Board considered in selecting Wellington Management as a new sub-investment manager for the Small Cap Equity Fund were the following:

  . Strong organization with experience and significant resources (investment and operations personnel) dedicated to fundamental investment in small/mid-cap growth equity portfolios.

  . Disciplined and well-defined investment process for investing in small cap growth equity securities.

  . Strong long-term performance record in managing small-cap equity portfolios.

  . Sub-advisory fee that is competitive relative to other portfolios with a similar investment focus.

  . Wellington Management's favorable reputation and presence in the variable products marketplace.

John Hancock currently pays Capital Guardian a sub-advisory fee at an annual rate of 0.65% of the first $150 million of the Fund's average daily net assets; 0.50% of the next $150 million; 0.40% of the next $200 million; and 0.35% for any additional amounts. Under this proposal John Hancock will pay Wellington Management 0.65% of the first $100 million and 0.60% for any additional amounts.

Under this proposal, sub-advisory fees would be higher only when the net assets of the Fund are very significantly greater than they are now. (Had the proposed rates been in effect during 2002, John Hancock would have paid the same amount $389,543 in sub-advisory fees as it actually paid Capital Guardian.) The Sub-Investment Management Agreement does not otherwise impose greater liability or obligations on the Small Cap Equity Fund or John Hancock in comparison to the provisions of the sub-investment management agreement of the Fund with Capital Guardian that was initially approved by shareholders of the Fund on October 20, 2000. There have been no votes by shareholders of the Fund since then with respect to that sub-investment management agreement.

A summary of the new Sub-Investment Management Agreement is included as Appendix B to this statement. The principal function of a Fund's sub-investment manager is to make the day-to-day investment decisions for a Fund. As stated in the Sub-Investment Management Agreement, John Hancock will pay all sub-advisory fees to the sub-investment manager. Therefore, any increase in the sub-advisory fees need not necessarily result in any additional charge to the Trust or to owners. However, in this case the higher fees payable to Wellington Management, at certain asset levels, will be among the factors reflected in the proposed increase (discussed below) to the investment advisory fee rates to be paid by the Trust to John Hancock. The new Sub-Investment Management Agreement with Wellington Management and the existing sub-investment management agreement with Capital Guardian are substantially similar except with respect to the rate of sub-advisory fees.

If the Fund does not receive the requested shareholder approval for the new Sub-Investment Management Agreement, the Trustees will consider other appropriate arrangements, subject to any approval required by the 1940 Act.

The Proposed Amendment to the Current Investment Management Agreement with John Hancock

Pursuant to the Investment Management Agreement with the Trust dated March 14, 1996, as amended November 1, 2000, John Hancock advises the Trust in connection with policy decisions of the Fund; provides administration of day-to-day operations; provides personnel, office space, equipment and supplies for the Funds; maintains records required by the Investment Company Act of 1940; supervises activities of the sub-investment manager; and supervises the activities of the other providers of services to the Trust. That agreement was last approved by the shareholders of the Fund on October 20, 2000 in connection with an amendment to the agreement to increase fees payable to John Hancock.

For any year in which the normal operating costs and expenses of the Fund, exclusive of the investment advisory fees, interest expense, brokerage commissions, taxes and extraordinary expenses outside the control of John Hancock, exceed 0.10% of the Small Cap Equity Fund's average daily net assets, the current Investment Management Agreement provides that John Hancock will reimburse that Fund in an amount equal to such excess.

Under the current Investment Management Agreement, the Trust pays John Hancock investment advisory fees at an annual rate of 0.90% of the first $150 million of the Fund's average daily net assets; 0.75% of the next $150 million; 0.65% of the next $200 million; 0.60% of any additional amounts.

After evaluating the fee to be charged to the Small Cap Equity Fund in comparison to the cost of services to be rendered by John Hancock and the fees to be paid to the new sub-investment manager, John Hancock recommended to the Board at its February 5, 2003 meeting that the current Investment Management Agreement be amended to reflect an increase in that Fund's investment advisory fees to the following levels: 1.05% of the first $100 million of the Fund's average daily net assets, and 1.00% of any additional amounts.

If the new fees had been in effect during 2002 for the Fund, (i) the Fund would have paid John Hancock $629,269, rather than the $539,373 paid under the current Investment Management Agreement (a 16.7% increase), and (ii) the ratio of total expenses to average daily net assets would have been 1.15% rather than 1.00%. However, the 1.15% ratio is at the average for funds that support other variable insurance products, that have similar investment focus, and that are of a size comparable to the Small Cap Equity Fund (i.e., less than $100 million in assets). The foregoing analysis is based upon a John Hancock study using data as of December 31, 2002 that was collected by Morningstar, Inc., an independent statistical service that tracks expense data on variable insurance funds. Appendix E to this statement contains additional information on John Hancock's calculation of average total fund expenses.

The following table provides a comparison of the actual expense ratios for 2002 with expense ratios that would have been produced by the proposed modifications for the Small Cap Equity Fund had they been in effect during 2002. The table is based on the Small Cap Equity Fund's average net assets during the fiscal year ended December 31, 2002 and show (1) the current annualized level of all fees and expenses for the Small Cap Equity Fund under the current investment advisory fee schedule; and (2) the pro-forma annualized level of all fees and expenses that would have been incurred by the Fund under the proposed investment advisory fee schedule. The table does not reflect separate account expenses, including sales load and other contract-level expenses.

                                                      Current  Pro-Forma
                                                      -------  ---------
        Investment Advisory Fees.....................   0.90%     1.05%
        Distribution and Service (12b-1) Fees........    N/A       N/A
        Other Operating Expenses Absent Reimbursement   0.14%     0.14%

        Total Fund Expenses Absent Reimbursement.....   1.04%     1.19%
        Expense Reimbursement (including fee waivers)  (0.04%)   (0.04%)

        Total Fund Expenses After Reimbursement......   1.00%     1.15%

Example: The following Example is intended to help compare the cost of investing in the Small Cap Equity Fund under the current investment advisory fee schedule with the cost of investing in the Small Cap Equity Fund under the proposed investment advisory fee schedule. The Example assumes that $10,000 is invested directly in shares of the Small Cap Equity Fund at the beginning of the time period indicated, that the investment has a 5% return each year, and that the Small Cap Equity Fund's operating expenses remain the same. Because shares of the Small Cap Equity Fund are bought and sold without sales charges, the costs shown in the Example would be the same at the end of the time period indicated, whether or not the shares were redeemed at that time.

                                                    One  Three Five   Ten
                                                    Year Years Years Years
                                                    ---- ----- ----- ------
     Although actual costs may be higher or lower,
       under the current advisory fee schedule, the
       costs would be:                              $102 $318  $551  $1,222

     Although actual costs may be higher or lower,
       under the proposed advisory fee schedule,
       the costs would be:                          $117 $365  $632  $1,396

The Example does not reflect any charges imposed under a variable insurance or variable annuity product. If these charges were included, your costs would be higher.

The proposed amendment to the Investment Management Agreement will change the investment advisory fee schedule. In all other respects, the current Investment Management Agreement, including John Hancock's agreement to reimburse the Small Cap Equity Fund when that Fund's "other fund expenses" exceed 0.10% of that Fund's average daily net assets, will remain unchanged. See Appendix C to this statement for a description of the Investment Management Agreement.

Rationale For Proposed Changes In Investment Advisory Fees

After conducting a review of the level of investment advisory fees for comparable funds, John Hancock noted the following:

  . Since the inception of the Fund, there has been an increase in the commitment of qualified personnel, resources and sophisticated information systems and technology by John Hancock to support its increasingly complex investment management activities on behalf of the Trust.

  . Attaining Wellington Management as the Fund's sub-investment manager will require John Hancock to pay sub-advisory fees for this Fund at a higher rate at certain asset levels that may be retained in the future.

  . The current investment advisory fee and operating expense levels of the Fund are below the average investment advisory fee and operating expense levels for other mutual funds within the variable insurance products marketplace having similar investment focus and asset size.

John Hancock wished to establish a new fee schedule for the Fund that would:

  . remain competitive with other funds in the current variable insurance products marketplace having a similar investment focus and characteristics;

  . provide appropriate financial incentives, within the current competitive environment, to support John Hancock's increased allocation of personnel and resources to the Fund; and

  . generate sufficient investment advisory fee revenue so that fees under variable insurance products investing in the Fund would not have to be raised to less competitive levels in order for John Hancock to meet its profitability objectives.

As a result of this review and analysis, John Hancock discussed with the Board the current structures and levels of compensation and fees in the variable contract marketplace and John Hancock's position relative to marketplace trends in pricing.

Basis For The Trustees' Recommendation

At its meeting held on February 5, 2003, the Board, including all the Independent Trustees, unanimously approved the modified investment advisory fee schedule for the Small Cap Equity Fund. The Board is recommending that owners approve the amendment to the Investment Management Agreement between the Trust and John Hancock in order to modify the current investment advisory fee schedules.

In evaluating and approving the amendment to the Investment Management Agreement, the Board, including the Independent Trustees and with the assistance of outside counsel to the Trust, requested and evaluated information from John Hancock that was relevant to whether the amendment would be in the best interests of the Small Cap Equity Fund and the owners of its shares. In addition, the Board's Trust Governance Committee, composed exclusively of the Board's Independent Trustees, met with such counsel prior to the Board meeting and considered what further information it would request of John Hancock.

In making its decision to approve the modified investment advisory fee schedule, the Board considered factors bearing on the nature, scope and quality of the services provided or to be provided to the Small Cap Equity Fund, with a view toward making a business judgment as to whether the proposal is, under all of the circumstances, in the best interest of the Fund and owners of its shares. The factors that the Trustees considered and the conclusions that they, in their business judgment, reached included, principally, the following:

  . The expected benefits of retaining Wellington Management as the Fund's sub-investment manager.

  . The comparability of the investment advisory fees and other expenses that would be paid by the Fund under the amendment to its Investment Management Agreement to those paid by other funds within the current variable insurance marketplace having similar investment focus and asset size.

  . The significantly increased commitment of personnel and resources required of John Hancock, since the inception of the Fund, to support the investment management services provided to the Fund, and the increased sophistication of the investment evaluation and monitoring process used by John Hancock on behalf of the Fund.

  . The impact of the proposed changes in investment advisory fee rates and changes in other expenses of the Fund on the Fund's total expense ratio and the continued willingness of John Hancock to agree to limit total operating expenses for the Fund.

  . The Board's favorable evaluation of the nature, quality and breadth of investment management services provided by John Hancock to the Fund since its inception.

  . Current and projected profits to John Hancock, both under the current investment advisory fee schedule and the proposed new investment advisory fee schedule, from providing investment management services to the Trust and from the John Hancock insurance products which use the Trust as a funding medium.

  . John Hancock's advice that the proposed agreements would not have a material impact on the Fund's current brokerage placement practices, including practices that permit potential benefits to Wellington Management from the placing of portfolio transactions to recognize research and brokerage services.

In connection with their deliberations, the Trustees and the Governance Committee received legal advice from outside counsel to the Trust regarding the standards and methodology of evaluation established by the Securities and Exchange Commission, the courts and the industry for mutual funds selling shares to the public and the applicability of those standards and methodology to mutual funds - like the Trust - selling shares to life insurance company separate accounts. Such legal counsel, through its representation of John Hancock on certain matters in which the Trust does not have a direct interest, is also familiar with Insurers' variable insurance products and Accounts (defined below) funded through the Trust.

Based upon all of the information and advice available to them, the Trustees considered the extent and quality of the services that John Hancock and the sub-investment manager, directly or indirectly, provide to the Fund, the costs and expenses to be borne by the Fund and John Hancock, and the benefits accruing to the Fund and John Hancock as a result of their relationship. As a result of their consideration, the Trustees, in the exercise of their business judgement, unanimously approved the new investment advisory fee arrangement as being in the best interests of the Small Cap Equity Fund and of owners of its shares.

Additional Information

Wellington Management. As of December 31, 2002, Wellington Management had over $302 billion of assets under management, approximately $140 billion of which was in equities. Appendix D to this statement contains additional information concerning Wellington Management and its Partners.

John Hancock. John Hancock began providing investment advice to investment companies in 1972 when it organized a "management" separate account, invested primarily in common stocks, for the purpose of funding individual variable annuity contracts. Both before and after that date, John Hancock established a number of separate accounts investing in common stocks, public bonds, or other securities in connection with the funding of variable annuities and variable life insurance. Total assets under management by John Hancock and its subsidiaries as of December 31, 2002, amounted to approximately $127.6 billion, of which approximately $66.7 billion was owned by John Hancock. Appendix D to this statement contains additional information concerning John Hancock and its Board of Directors and executive officers.

Need for Shareholder Vote

Under currently-applicable legal requirements, the new Sub-Investment Management Agreement with Wellington Management and the Small Cap Equity Amendment must be approved by shareholders before either can go into effect.

Trustees' Recommendation

The Board believes that the new Sub-Investment Management Agreement and the related Small Cap Equity Amendment are in the best interests of the Small Cap Equity Fund and the owners of its shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OWNERS OF THE SMALL CAP EQUITY FUND GIVE INSTRUCTIONS TO VOTE FOR THE APPROVAL OF BOTH:

   PROPOSAL 1A--THE NEW SUB-INVESTMENT MANAGEMENT AGREEMENT WITH WELLINGTON MANAGEMENT

   PROPOSAL 1B--THE SMALL CAP EQUITY AMENDMENT WITH JOHN HANCOCK

                  GENERAL SOLICITATION AND VOTING INFORMATION

Information about the Solicitation

This solicitation is being made of all shares of the Small Cap Equity Fund that are attributable to interests in John Hancock Variable Life Accounts U, V and S; John Hancock Variable Annuity Accounts U, V, JF, H and I; and John Hancock Mutual Variable Life Insurance Account UV (collectively, the "Accounts"). The cost of printing and mailing this notice and proxy statement and the accompanying voting instructions form will be borne by the Fund. All other expenses will be reimbursed by John Hancock to the Fund. In addition to solicitations by mail, certain John Hancock employees may solicit voting instructions in person or by telephone; such employees will not be compensated for such services. Solicitation materials were first made available on or about March 5, 2003.

Voting Instructions

Although John Hancock and its subsidiary John Hancock Variable Life Insurance Company (together, the "Insurers"), through the Accounts, legally own all of the Trust's shares, they will vote all of such shares in accordance with instructions given by owners of variable life insurance policies and variable annuity contracts, as discussed below. For this purpose, the owner of a variable annuity contract during the period after annuity payments have commenced is the annuitant.

Any authorized voting instructions will also be valid for any adjournment of the Meeting and will be revocable only at the direction of the owner executing them. If an insufficient number of affirmative votes are obtained to approve any item, the Meeting may be adjourned to permit the solicitation of additional votes.

Shares will be voted for any such adjournment in the discretion of the Insurer in whose Account the shares are held. Whether a proposal is approved depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal has the same practical effect as an instruction to vote against that proposal.

Any person giving voting instructions may revoke them at any time prior to their exercise by submitting a superseding voting instruction form or a notice of revocation to the Trust. In addition, although mere attendance at the Meeting will not revoke voting instructions, an owner present at the Meeting may withdraw his/her voting instruction form and give voting instructions in person. The Insurers will vote Trust shares in accordance with all properly executed and unrevoked voting instructions received in time for the Meeting or properly given at the Meeting.

The Insurers will vote the Trust shares of the Fund held in their respective Accounts which are attributable to the policies and contracts in accordance with the voting instructions received from owners participating in that Fund. An Account's shares in the Fund which are not attributable to policies or contracts or for which no timely voting instructions are received will be represented and voted by the Insurers in the same proportion as the voting instructions which are received from all owners participating in the Fund through that Account. Fund shares which are not attributable to policies and contracts include shares purchased with contributions made as "seed money" to the Funds by the Insurers.

Please refer to Appendix A to this statement if you wish additional information about the number of shares of the Fund that are outstanding.

Majority Voting

In order for the shareholders of the Fund to approve any of the proposals in this proxy statement, the proposal must receive the favorable vote of a majority of the outstanding shares of the Fund. When used in this proxy statement, a "majority vote of the outstanding voting shares" means the affirmative vote of more than 50% of the outstanding shares or, if it is less, 67% or more of the shares present or represented at the Meeting.


    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING STAMPED ENVELOPE. IN ORDER TO AVOID UNNECESSARY DELAY, WE ASK YOUR COOPERATION IN MAILING THE PROXY PROMPTLY. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                     Appendix A

                         RECORD DATE AND VOTING SHARES

   As of the close of business on February 10, 2003 ("the record date"), there were 7,754,934.940 shares outstanding of the Small Cap Equity Fund.

   Each Trust share is entitled to one vote, and fractional votes will be counted.

   The number of Fund shares attributable to each owner of a variable life insurance policy ("policy") is determined by dividing, as of the record date of the Meeting, a policy's cash (or account) value (less any outstanding indebtedness) in the designated subaccount of the applicable Account by the net asset value of one Fund share. The number of Fund shares attributable to each owner of a variable annuity contract ("contract") is determined by dividing, as of the record date of the Meeting, the value of the Accumulation Shares under a contract (or for each contract under which annuity payments have commenced, the equivalent determined by dividing the contract reserves by the value of one Accumulation Share) in the designated subaccount of the applicable Account by the net asset value of one Fund share.

   As a group, the officers and Trustees own less than 1% of the outstanding shares of the Fund.

                                                                     Appendix B

        PROPOSAL 1A--SUMMARY OF NEW SUB-INVESTMENT MANAGEMENT AGREEMENT

   The Wellington Management Sub-Investment Management Agreement to be voted upon for the Small Cap Equity Fund is summarized below. It is proposed to be effective on or about May 1, 2003.

   The Sub-Investment Management Agreement contains the agreement of Wellington Management to act as a sub-investment manager (i.e., as an investment adviser and manager) to the Small Cap Equity Fund, which will be renamed the "Small Cap Emerging Growth Fund" on May 1, 2003. Under the proposed agreement with Wellington Management, Wellington Management will provide the Fund with a continuing and suitable investment program for the Fund's assets.

   Pursuant to the proposed agreement, Wellington Management is required to adhere to the investment policies, guidelines and restrictions of the Fund, as established by the Trust and John Hancock from time to time when managing the investment and reinvestment of the Fund's assets. At its own expense, Wellington Management agrees to provide specific services, including: (a) advising the Trust in connection with investment policy decisions to be made by its Board of Trustees or any committee thereof regarding the Fund's assets and, upon request, furnishing the Trust with research, economic and statistical data in connection with the Fund's investments and investment policies; (b) submitting reports and information as John Hancock the Trust' s Board of Trustees may reasonably request, to assist the custodian in its determination of the market value of securities held in the Fund (to the extent such securities are not otherwise priceable using an approved pricing service); (c) placing orders for purchases and sales of portfolio investments for the Fund assets that it manages; (d) maintaining and preserving the records relating to its activities required by the 1940 Act to be maintained and preserved by the Trust, to the extent not maintained by the custodian, transfer agent or John Hancock; and (e) absent specific instructions to the contrary provided to it by John Hancock and subject to its receipt of all necessary voting materials, voting all proxies with respect to investments for the Fund assets that it manages in accordance with Wellington Management's proxy voting policy as most recently provided to John Hancock.

   The services provided by Wellington Management are subject to the overall supervision, direction, control and review of John Hancock and the Board of Trustees of the Trust.

   Each party to the Sub-Investment Management Agreement bears the costs and expenses of performing its obligations thereunder. In this regard, the Trust specifically agrees to assume the expense of: (a) brokerage commissions for transactions in the portfolio investments of the Trust and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments; (b) custodian fees and expenses; (c) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Trust to federal, state or other governmental agencies; and (d) interest payable on the Trust's borrowings. Nothing in either agreement, however, alters the allocation of expenses and costs agreed upon between the Trust and John Hancock in the Fund's primary investment management agreement, or in any other agreement to which they are parties.

   For its investment management and advisory services, Wellington Management is paid a fee by John Hancock at a specified rate. Neither the Small Cap Equity Fund nor the Trust has any obligation or liability for payment of this fee.

   In connection with the investment and reinvestment of the Fund assets that it manages, Wellington Management is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Fund and to seek to obtain the best available price and most favorable execution with respect to all such purchases and sales of such assets. Wellington Management has the right, to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Fund or to the sub-investment manager, and who charge a higher commission rate to the Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. Wellington Management is required to determine in good faith that its higher cost was reasonable in relation to the value of the brokerage and research services provided, and each may combine orders for the sale or purchase of portfolio securities of the Fund with those for other registered investment companies managed by the sub-investment manager or its affiliates, if orders are allocated in a manner deemed equitable by Wellington Management among the accounts and at a price approximately averaged.

   Wellington Management is not permitted to receive any tender offer solicitation fees or similar payments in connection with the tender of investments of the Fund.

   No provision of the Sub-Investment Management Agreement protects Wellington Management or John Hancock against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties. However Wellington Management is only obligated to perform the services described in the Sub-Investment Management Agreement, and it has made no representation nor any warranty that any level of investment performance or level of investment results will be achieved.

   Unless modified or terminated, the Sub-Investment Management Agreement will continue with respect to the Fund for an initial 2 year period and from year to year after that, but only so long as such continuance is specifically approved at least annually by (a) a majority of the independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) either a vote of the Board of Trustees or a majority of the outstanding voting shares of the Fund. The Investment Management Agreement also provides that it may be terminated at any time without penalty by the Trust's Board of Trustees, by majority vote of the outstanding voting shares of the Fund or, on 60 days' notice, by John Hancock or Wellington Management. The Sub-Investment Management Agreement automatically terminates in the event of its assignment or if the Investment Management Agreement between the Trust and John Hancock for the Fund is terminated.

                                                                     Appendix C

        PROPOSAL 1B--SUMMARY OF CURRENT INVESTMENT MANAGEMENT AGREEMENT

   The current Investment Management Agreement between the Trust and John Hancock pertaining to the Small Cap Equity Fund is summarized below.

   Pursuant to the Investment Management Agreement, John Hancock advises the Fund in connection with policy decisions; supervises activities of the Fund's sub-investment manager; provides personnel, office space, equipment and supplies for the Trust; and (to the extent that those services are not provided by other service providers to the Trust) provides administration of day-to-day operations and maintains records required by the Investment Company Act.

   For its investment management and advisory services, John Hancock is paid a fee by the Fund at a specified rate.

   The Investment Management Agreement also provides that, for any fiscal year in which the normal operating costs and expenses of the Fund, exclusive of its investment advisory fees, interest, brokerage commissions, taxes and extraordinary expenses outside the control of John Hancock, exceed 0.10% of the Fund's average daily net assets, John Hancock will reimburse the Fund promptly after the end of the fiscal year in an amount equal to such excess.

   Under the Investment Management Agreement, John Hancock also pays the compensation of Trust officers and employees and the expenses of clerical services relating to the administration of the Trust. The Trust bears all of its expenses not specifically assumed by John Hancock. These include, but are not limited to, taxes, custodian and auditing fees, brokerage commissions, advisory fees payable to John Hancock, the compensation of unaffiliated Trustees, the cost of the Trust's fidelity bond, the cost of printing and distributing to Shareholders the Trust's annual and semi-annual reports, the cost of printing, distributing to Shareholders, and tabulating proxy materials, compensation paid for certain accounting, valuation and compliance services, legal fees, securities registration expenses, organizational expenses, association dues and other expenses related to the Trust's operations.

   John Hancock also indemnifies each member of the Board of Trustees against losses by reason of failure (other than through willful misfeasance, bad faith, gross negligence or reckless disregard of duties) to take any action relating to the investment or reinvestment of assets in the Trust, including failure to seek or retain investment advice or management in addition to or in place of that provided by John Hancock or the sub-investment managers.

   Unless modified or terminated, the Investment Management Agreement will continue with respect to the Fund from year to year but only so long as such continuance is specifically approved at least annually by (a) a majority of the independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) either a vote of the Board of Trustees or a majority of the outstanding voting shares of the Fund. The Investment Management Agreement also provides that it may, on 60 days' notice, be terminated at any time without penalty by the Board of Trustees, by majority vote of the outstanding voting shares of the Fund, or by John Hancock. The Investment Management Agreement automatically terminates in the event of its assignment.

                                                                     Appendix D

       FURTHER INFORMATION ABOUT JOHN HANCOCK AND WELLINGTON MANAGEMENT

JOHN HANCOCK

   John Hancock, John Hancock Place, Boston, Massachusetts 02117, is a life insurance company chartered in Massachusetts in 1862. It is authorized to transact a life insurance and annuity business in all fifty states. John Hancock began selling variable annuity contracts in 1971 and variable life insurance policies in 1993. Its Accounts owned Trust shares representing 99.7% of the net assets of the Trust on February 10, 2003. Signator Investors, Inc., a company affiliated with John Hancock, acts as "principal underwriter" of the Trust's shares pursuant to an Underwriting and Indemnity Agreement, dated May 1, 1997, to which John Hancock and the Trust are parties. Under that agreement, Signator Investors, Inc. collects no additional charges or commissions in connection with its duties as principal underwriter.

   John Hancock is managed by its Board of Directors. The business address of all directors and executive officers of John Hancock is John Hancock Place, Boston, Massachusetts 02117.

   The directors and executive officers of John Hancock are as follows:

         Directors                      Principal Occupation
         ---------                      --------------------
   David F. D'Alessandro Chairman of the Board, President and Chief
                         Executive Officer, John Hancock

   Foster L. Aborn...... Director, formerly Vice Chairman of the Board and Chief Investment Officer, John Hancock

   Wayne A. Budd........ Executive Vice President and General Counsel,
                         John Hancock

   John M. Connors, Jr.. Chairman and Chief Executive Officer and
                         Director, Hill, Holliday, Connors, Cosmopoulos,
                         Inc. (advertising)

   Robert J. Davis...... Partner, Highland Capital Partners (venture capital), formerly Chief Executive Officer of Terra
                         Lycos (internet)

   Richard B. DeWolfe... Chairman and Chief Executive Officer of The
                         DeWolfe Companies, Inc. (real estate)

   John M. DiCiccio..... Executive Vice President and Chief Investment
                         Officer, John Hancock

   Robert E. Fast....... Senior Partner, Hale and Dorr (law firm)

           Directors                    Principal Occupation
           ---------                    --------------------

      Thomas P. Glynn.... Chief Operating Officer, Partners HealthCare
                          System, Inc. (health care)

      Michael C. Hawley.. Retired Chairman and Chief Executive Officer,
                          The Gillette Company (razors, etc.)

      Edward H. Linde.... President and Chief Executive Officer, Boston
                          Properties, Inc. (real estate)

      Judith A. McHale... President and Chief Operating Officer, Discovery
                          Communications, Inc. (multimedia
                          communications)

      R. Robert Popeo.... Chairman, Mintz, Levin, Cohn, Ferris, Glovsky
                          and Popeo (law firm)

      Richard F. Syron... Chairman, President and Chief Executive Officer,
                          Thermo Electron Corp. (scientific and industrial instruments)

      Robert J. Tarr, Jr. Formerly Chairman, President and Chief Executive
                          Officer, HomeRuns.com (online grocer)

   Other Executive Officers
   ------------------------
      Thomas E. Moloney.... Senior Executive Vice President and Chief
                            Financial Officer

      Michael A. Bell...... Senior Executive Vice President--Retail; Founder
                            and Director of Monitor Company (management
                            consulting)

      Derek Chilvers....... Executive Vice President; Chairman and Chief
                            Executive Officer of John Hancock International
                            Holdings, Inc.

      Maureen R. Ford...... Executive Vice President; Chairman and Chief
                            Executive Officer of John Hancock Funds, Inc.

      James E. Collins..... Vice President and Secretary

      Robert F. Walters.... Executive Vice President and Chief Information
                            Officer

   The following employees of John Hancock (or an affiliate) are also Trustees or principal officers of the John Hancock Variable Series Trust I:

         Michele G. Van Leer. Chairman of the Trust

         Kathleen F. Driscoll President and Vice Chairman of the Trust

         Raymond F. Skiba.... Treasurer of the Trust

         Karen Q. Visconti... Secretary of the Trust

         Jude Curtis......... Compliance Officer of the Trust

   The following table contains information concerning funds managed by John Hancock that have an investment objective similar to the Small Cap Equity Fund:

                               Comparable Fund*
 ---------------------------------------------------------------------------
                                 Fee Schedule
                            (as a % of Average Net   Net Assets at 12/31/02
           Name                    Assets)              (000's omitted)**
 -------------------------  ----------------------- -------------------------
 Small Cap Growth           1.05% of all net assets         $120,723
 Small Cap Value            .95% of all assets              $120,070
--------
 * Funds listed are series of the John Hancock Variable Series Trust I. This is the only mutual fund for which John Hancock serves as an investment manager.
** Small Cap Equity net assets at 12/31/02 (000's omitted) are $50,327.

WELLINGTON MANAGEMENT COMPANY, LLP

   Wellington Management Company, LLP ("Wellington Management") is a Massachusetts limited liability partnership, which is owned entirely by its 76 partners, all of whom are full-time professional members of the firm. Its partners are:

                   Kenneth L. Abrams    Nancy T. Lukitsh
                   Nicholas C. Adams    Mark T. Lynch
                   Rand L. Alexander    Mark D. Mandel
                   Deborah L. Allinson  Christine S. Manfredi
                   Steven C. Angeli     Earl E. McEvoy
                   James H. Averill     Duncan M. McFarland
                   John F. Averill      Paul M. Mecray III
                   Karl E. Bandtel      Matthew E. Megargel
                   Mark J. Beckwith     James N. Mordy
                   James A. Bevilacqua  Diane C. Nordin
                   Kevin J. Blake       Stephen T. O'Brien
                   William N. Booth     Andrew S. Offit
                   Michael J. Boudens   Edward P. Owens
                   Paul Braverman       Saul J. Pannell
                   Robert A. Bruno      Thomas L. Pappas
                   Michael T. Carmen    Jonathan M. Payson
                   Maryann E. Carroll   Phillip H. Perelmuter
                   William R. H. Clark  Robert D. Rands
                   John DaCosta         James A. Rullo
                   Pamela Dippel        John R. Ryan
                   Scott M. Elliott     Joseph H. Schwartz
                   Robert L. Evans      James H. Shakin
                   David R. Fassnacht   Theodore E. Shasta
                   Lisa d. Finkel       Andrew J. Shilling
                   Mark A. Flaherty     Binkley C. Shorts
                   Charles T. Freeman   Scott E. Simpson
                   Laurie A. Gabriel    Trond Skramstad
                   Ann C. Gallo         Stephen A. Soderberg
                   Nicholas P. Greville Eric Stromquist
                   Paul Hamel           Brendan J. Swords
                   William J. Hannigan  Harriett Tee Taggart
                   Lucius T. Hill, III  Frank L. Teixeira
                   James P. Hoffmann    Perry M. Traquina
                   Jean M. Hynes        Gene R. Tremblay
                   Paul D. Kaplan       Nilesh P. Undavia
                   Lorraine A. Keady    Clare Villari
                   John C. Keogh        Kim Williams
                   George C. Lodge, Jr. Itsuki Yamashita

   The managing partners of Wellington Management are Laurie A. Garbiel, Duncan
M. McFarland and John R. Ryan. Steven C. Angeli, Partner will have primary responsibility for the Small Cap Equity Fund managed by Wellington Management. All of the partners can be reached at the Firm's principal business address, 75 State Street, Boston Massachusetts 02109.

   The following table contains information concerning funds managed by Wellington Management that have investment objectives similar to those of the Small Cap Equity Fund:

                               Comparable Funds*
    -----------------------------------------------------------------------
                                                              Net Assets at
                                  Sub-Advisor Fee Schedule      12/31/02
    Name                       (as a % of Average Net Assets)  (millions)
    -------------------------- ------------------------------ -------------
    Hartford Small Company**    0.400% of First $50 million       $562
                                0.300% of Next $100 million
                                0.250% of Next $350 million
                                0.200% of Next $500 million
                                0.175% Thereafter

    The Hartford Small Company  0.400% of First $50 million       $181
      Fund**                    0.300% of Next $100 million
                                0.250% of Next $350 million
                                0.200% of Next $500 million
                                0.175% Thereafter

--------
 * Funds listed are those for which Wellington serves as a sub-advisor. All fees may be subject to waivers. Minimum annual fees are not reflected in effective annual rates.
** Wellington Management currently manages approximately $42 billion for Hartford.

                                                                     Appendix E

                         JOHN HANCOCK'S CALCULATION OF
                          AVERAGE TOTAL FUND EXPENSES

Proposals 1A and 1B--Small Cap Equity Fund

   Calculation of Average Total Fund Expenses. John Hancock selected all variable annuity and life funds listed within the Morningstar Small Cap Growth investment category. It next selected all accounts in this investment category investing in funds that were (i) "actively" managed (i.e., no index funds),
(ii) managed in a comparable manner to the anticipated style of the Small Cap Equity Fund after May 1, 2003 (i.e., no "market timing," specialty or balanced funds) and (iii) of a comparable size to the Small Cap Equity Fund (i.e., less than $100 million of assets). This resulted in a universe of 453 small cap growth accounts, which John Hancock averaged on a simple average basis
(i.e., unweighted by asset size) based on Morningstar data provided as of November 30, 2002.

   WE NEED YOUR VOTE!



                             Dear Shareholder,

                             The enclosed proxy materials contain information on some important changes that are being proposed for the Small Cap Equity Fund, which is part of the Variable Series Trust (VST). You have allocated amounts to the Small Cap Equity Fund, as one of the investment options under your variable life policy or variable annuity contract.

                             After careful consideration, the VST Board of Trustees unanimously approved the recommendation by John Hancock Life Insurance Company to do the following:

                            . Terminate the existing sub-investment management agreement with Capital Guardian Trust Company

                            .  Approve a new sub-investment management
                               agreement with Wellington Management Company, LLP. Wellington Management Company, LLP provides a solid organization, a strong performance record and a premier reputation for growth within the variable product marketplace.

                            . Increase the investment advisory fee that the Fund pays John Hancock to bring the expense ratio in line with the average expense ratio for comparable funds.

                             The VST Board of Trustees determined that all of the changes are in the best interest of all shareholders and voted to recommend these changes for the Small Cap Equity Fund. Your approval is needed to implement these changes.

                             For complete information on these proposed changes, please read the enclosed materials and complete, sign and return your voting instruction card.

                             If you have any questions or need additional information, please contact a John Hancock Representative at 1-800-576-2227, Monday through Friday, 8:00 A.M. - 7:00 P.M. ET.

                             Sincerely,

                           /s/ Michele G. Van Leer
                             Michele G. Van Leer
                             Chairman
                             John Hancock Variable Series Trust I

[LOGO] John Hancock

                            VOTING INSTRUCTION FORM

PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FRIDAY, APRIL 4, 2003 - 11:30 A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON, MASSACHUSETTS

SMALL CAP EQUITY FUND

JOHN HANCOCK VARIABLE SERIES TRUST I

Special Meeting of Shareholders To Be Held on April 4, 2003

A Special Meeting of Shareholders of the John Hancock Variable Series Trust
I (the "Trust") for the Fund shown above will be held at the office of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston, Massachusetts, (telephone 1-800-732-5543) at 11:30 a.m. Eastern Time, on Friday, April 4, 2003. By signing and dating below, you instruct the record holder to, and such record holder will, vote the shares attributable to your variable life insurance or variable annuity contract as marked or, if not marked, to vote "FOR" the proposal on the reverse side of this form, and to use its discretion to vote any other matter incident to the conduct of the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete, detach and mail this form in the enclosed envelope at once.

The record owner is hereby instructed to vote the shares of the above named Fund that are attributable to the undersigned's contract at the Special Meeting of Shareholders and at any adjournment thereof.

Date ____________, 2003

PLEASE BE SURE TO SIGN AND DATE THIS PROXY

                                                               [Sign in the box]
_______________________________________
Signature(s) of Shareholder(s)

NOTE: Signature(s) should agree with the name(s) printed hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


VOTING INSTRUCTION FORM

PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FRIDAY, APRIL 4, 2003 - 11:30 A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON, MASSACHUSETTS

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

If this card is executed, but you give no direction, the shares will be voted "FOR" the proposal.

Proposal 1A: To approve, as to the Small Cap Equity Fund, a new
Sub-Investment Management Agreement with Wellington Management.

[_] FOR [_] AGAINST [_] ABSTAIN

Proposal 1B: To approve, as to the Small Cap Equity Fund, the Small Cap Equity Amendment with John Hancock.

[_] FOR [_] AGAINST [_] ABSTAIN

PLEASE DO NOT FORGET TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD